UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Effective July 2, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of KKR Financial Holdings LLC (the “Company”) granted certain awards of restricted common shares representing limited liability company interests (“Restricted Common Shares”) to the Company’s directors (other than Messrs. Fanlo and Nuttall) pursuant to the Company’s 2007 Share Incentive Plan. The Committee granted Mr. Hazen, the chairman of the Board, 4,868 Restricted Common Shares and each other director (other than Messrs. Fanlo and Nuttall) 2,839 Restricted Common Shares. In addition, on the same date, the Committee granted Ms. Collins and Mr. Strothotte 2,583 and 1,275 Restricted Common Shares, respectively, based upon their duration of service on the Board prior to July 2, 2007. Each Restricted Common Share was granted pursuant to a restricted share award agreement, the form of which has been previously filed by the Company as Exhibit 10.5 to its Form 8-K filed on May 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)
Date: July 3, 2007

/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
	By:	(Principal Financial and Accounting Officer)